                                                                    Exhibit 99.2

                                 CacheFlow Inc.
         Unaudited Pro Forma Condensed Combining Financial Information


The unaudited pro forma condensed combining financial information for CacheFlow, Inc. ("CacheFlow") set forth below gives effect to the acquisition of SpringBank Networks, Inc. ("SpringBank"). The historical financial information has been derived from, and is qualified by reference to, the consolidated financial statements of CacheFlow included in its Form 10-K for the year ended April 30, 2000, filed with the Securities and Exchange Commission and the financial statements of SpringBank included elsewhere herein and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma condensed combining statement of operations data for the year ended April 30, 2000 set forth below gives effect to the acquisition as if it occurred on May 1, 1999. The unaudited pro forma condensed combining balance sheet as of April 30, 2000 set forth below gives effect to the acquisition of SpringBank as if it occurred on that date. The unaudited pro forma condensed combining financial information does not purport to represent what the consolidated results of operations or financial condition of CacheFlow would actually have been if the SpringBank acquisition had in fact occurred on such dates or the future consolidated results of operations or financial condition of CacheFlow.

                                CacheFlow, Inc.
             Unaudited Pro Forma Condensed Combining Balance Sheet

                                April 30, 2000
                                (in thousands)

                                                                     Historical
                                                       -------------------------------------            -----------  ------------
                                                                     SpringBank                         Pro forma     Pro Forma
                                                       CacheFlow      Networks                           Business      Combined
                                                       April 30,       June 5,                          Combination   April 30,
                                                          2000          2000       Combined             Adjustments     2000
                                                       ---------      ---------    ---------            -----------  ------------
ASSETS

Current assets:
   Cash and cash equivalents                           $  91,532      $     333    $   91,865              $       -    $  91,865
   Short-term investments                                 33,788              -        33,788                      -       33,788
   Accounts receivable, net                                3,112              -         3,112                      -        3,112
   Inventories                                             4,741              -         4,741                      -        4,741
   Prepaid expenses and other current assets               1,200              -         1,200                      -        1,200
                                                       ---------      ---------    ----------              ---------    ---------
Total current assets                                     134,373            333       134,706                      -      134,706

Property and equipment, net                                4,721             43         4,764                      -        4,764
Goodwill, net                                                  -              -             -     (1)        176,988      176,988
Other assets                                               1,640             20         1,660                      -        1,660
                                                       ---------      ---------    ----------              ---------    ---------
Total assets                                           $ 140,734      $     396    $  141,130              $ 176,988    $ 318,118
                                                       =========      =========    ==========              =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable                                    $   2,465      $       5    $    2,470              $       -    $   2,470
   Accrued payroll and related benefits                    2,611          7,735        10,346                      -       10,346
   Deferred revenue                                        1,375              -         1,375                      -        1,375
   Other accrued liabilities                               1,487            159         1,646     (1)          1,700        3,346
                                                       ---------      ---------    ----------              ---------    ---------
Total current liabilities                                  7,938          7,899        15,837                  1,700       17,537

Other long-term liabilities                                  166              -           166                      -          166
                                                       ---------      ---------    ----------              ---------    ---------
Total liabilities                                          8,104          7,899        16,003                  1,700       17,703


Stockholders' equity (deficit):
   Preferred stock                                             -              1             1        (4)          (1)           -
   Common stock                                                4             12            16        (4)         (12)           4
   Additional paid-in capital                            264,304         73,051       337,355     (1)(4)      95,223      432,578
   Notes receivable from stockholders                     (4,713)          (489)       (5,202)                     -       (5,202)
   Deferred stock compensation                           (43,489)       (69,267)     (112,756)       (4)      69,267      (43,489)
   Accumulated other comprehensive loss                     (101)             -          (101)                     -         (101)
   Accumulated deficit                                   (82,805)       (10,811)      (93,616)    (1)(4)      10,811      (82,805)
   Treasury stock at cost                                   (570)             -          (570)                     -         (570)
                                                       ---------      ---------    ----------              ---------    ---------
Total stockholders' equity (deficit)                     132,630         (7,503)      125,127                175,288      300,415
                                                       ---------      ---------    ----------              ---------    ---------
Total liabilities and stockholders' equity (deficit)   $ 140,734      $     396    $  141,130              $ 176,988    $ 318,118
                                                       =========      =========    ==========              =========    =========


       See accompanying notes to unaudited pro forma condensed combining financial information.

                                CacheFlow Inc.
       Unaudited Pro Forma Condensed Combining Statements of Operations

                           Year Ended April 30, 2000
                     (in thousands except per share data)

                                                        Historical
                                          ----------------------------------------
                                                          SpringBank                        Pro forma         Pro Forma
                                           CacheFlow       Networks                         Business           Combined
                                           April 30,        June 5,                        Combination        April 30,
                                              2000           2000        Combined          Adjustments           2000
                                          ------------   ------------   -----------        -----------        ----------
Net sales                                 $     29,277   $          -   $    29,277        $         -        $   29,277
Cost of goods sold                              11,212              -        11,212                  -            11,212
                                          ------------   ------------   -----------        -----------        ----------
Gross profit                                    18,065              -        18,065                  -            18,065

Operating expenses:
   Research and development                      9,646          6,534        16,180                  -            16,180
   Sales and marketing                          28,903            277        29,180                  -            29,180
   General and administrative                    4,757          1,422         6,179                  -             6,179
   Stock compensation                           38,405          2,585        40,990                  -            40,990
   Goodwill amortization                             -              -             -   (2)       58,996            58,996
                                          ------------   ------------   -----------        -----------        ----------
Total operating expenses                        81,711         10,818        92,529             58,996           151,525
                                          ------------   ------------   -----------        -----------        ----------
Operating loss                                 (63,646)       (10,818)      (74,464)           (58,996)         (133,460)
Interest income (expense), net                   3,033              7         3,040                  -             3,040
                                          ------------   ------------   -----------        -----------        ----------

Net loss before income taxes                   (60,613)       (10,811)      (71,424)           (58,996)         (130,420)
Provision for income taxes                         (73)             -           (73)                 -               (73)
                                          ------------   ------------   -----------        -----------        ----------

Net loss                                       (60,686)       (10,811)      (71,497)           (58,996)         (130,493)
Accretion of preferred stock                    (1,967)             -        (1,967)                 -            (1,967)
                                          ------------   ------------   -----------        -----------        ----------
Net loss available to common
 stockholders                             $    (62,653)  $    (10,811)  $   (73,464)       $   (58,996)       $ (132,460)
                                          ============   ============   ===========        ===========        ==========
Basic and diluted net loss per share      $      (3.31)                                                 (3)   $    (6.12)
                                          ============                                                        ==========
Shares used in computing basic and
 diluted net loss per share                     18,933                                                  (3)       21,661
                                          ============                                                        ==========

  See accompanying notes to unaudited pro forma condensed combining financial information.

                                CacheFlow, Inc.
     Notes to Unaudited Pro Forma Condensed Combining Financial Information

CacheFlow acquired SpringBank on June 5, 2000 in a transaction accounted for as a purchase. The total purchase cost was approximately $177 million consisting of approximately 2.7 million shares of CacheFlow common stock and the assumption of outstanding stock options with a fair value of approximately $4.6 million, assumed liabilities of approximately $7 million and transaction costs of approximately $1.7 million.

Pro forma adjustments for the unaudited pro forma condensed combining balance sheet as of April 30, 2000 and statement of operations for the year ended April 30, 2000 are as follows:

1. To reflect the allocation of the purchase cost. The total estimated purchase price for the acquisition has been allocated to assets and liabilities based on their fair value with the excess costs over the net liabilities assumed allocated to goodwill. The allocation has resulted in goodwill of approximately $177 million which is being amortized on a straight-line basis over three years.

2.   To reflect amortization of goodwill resulting from the acquisition.

3. Basic and diluted net loss per share has been adjusted to reflect the issuance of approximately 2,728,000 shares of CacheFlow common stock, as if these shares had been outstanding for the entire period presented. Dilutive options and warrants are excluded from the computation, as their inclusion would be antidilutive.

4. To reflect the elimination of the historical stockholders' equity accounts of SpringBank.